SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 9, 2002



                          GS Mortgage Securities Corp.
             (Exact name of registrant as specified in its charter)


           Delaware                  333-89556                 13-6357101
           --------                  ---------                 ----------
 (State or Other Jurisdiction       (Commission             (I.R.S. Employer
      of Incorporation)              File No.)             Identification No.)



                                 85 Broad Street
                               New York, NY 10004
               (Address of Principal Executive Offices) (Zip Code)



                                 (212) 902-1000
               Registrant's telephone number, including area code



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.           Other Events

         The Registrant registered issuances of Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 by a Registration Statement on Form S-3 (Registration File No. 333-89556) (the "Registration Statement"). The Securities and Exchange Commission declared this Registration Statement effective at 9:00AM on June 6, 2002. This Current Report on Form 8-K discloses the use of Collateral Term Sheets (as defined in the no-action letter issued by the staff of the Securities and Exchange Commission on March 9, 1995 to the Public Securities Association) furnished to the Company by Goldman, Sachs & Co. in respect of the Company's proposed offering of approximately $1,314,724,000 of Mortgage Pass-Through Certificates, Series 2002-10 (the "Certificates").

         The Certificates will be offered pursuant to a Prospectus and related Prospectus Supplement (together, the "Prospectus"), which will be filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Act"). The Certificates will be registered pursuant to the Act under the Registration Statement. This transaction is expected to close on October 29, 2002. The Company hereby incorporates the attached Collateral Term Sheets by reference in the Registration Statement.

         Any statement or information contained in the attached Collateral Term Sheets shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

Item 7.           Financial Statements and Exhibits

         A description of the Exhibit filed herewith is attached hereto.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GS Mortgage Securities Corp.



                                            By:  /s/ Jay F. Strauss
                                                 ------------------------
                                                 Name: Jay F. Strauss
                                                 Title: Secretary

Dated: October 11, 2002

                                  EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

   99               Collateral Term Sheets as prepared by Goldman, Sachs &
                    Co. for an offering of approximately $1,314,724,000 of Mortgage Pass-Through Certificates, Series 2002-10 pursuant to the Registration Statement